UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                           Highriver Acquisition Corp.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                           Highriver Acquisition Corp.
                             175 West Jackson Street
                             Chicago, Illinois 60604


TO THE STOCKHOLDERS OF HIGHRIVER ACQUISITION CORP.

     In accordance with the provisions of Section 228 of the Delaware General Corporation law ("DGCL"), notice is hereby given that shareholders owning a total of 8,920,838 shares (approximately 76.59% of the issued and outstanding common stock of Highriver Acquisition Corp., a Delaware corporation, ("Highriver" or the "Company"), having not less than the minimum number of votes that would be necessary to authorize or take such action, as described below have, by written consent, without a meeting and without a vote, on April 4, 2007, (the "Written Consent"), in lieu of any meeting, agreed to the following shareholder actions:

     (1) Amending the Certificate of Incorporation to change the name of the Corporation to Terra Firma Technologies, Inc.

     The change of the Company's name will become effective with the filing of the Certificate of Amendment of the Certificate of Incorporation with the Delaware Secretary of State, which filing will take place on or about June 11, 2007

     Only holders of record of the Company's stock at the close of business on April 24, 2007, (the "Record Date") are entitled to receive notice of the informal action by the shareholders in accordance with Section 228 of the DGCL. This Information Statement is being sent on or about May 21, 2007, to such holders of record. No response is being requested from you and you are requested not to respond to this Information Statement. In accordance with Section 228 of the DGCL, this Notice and Information Statement is notice of the taking of the corporate actions, without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.

OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 11,648,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

         None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.
 No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the name and the number of voting shares of the Company, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 11,648,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                    Amount and Nature
Title of     Name and Address of      of Beneficial    Percentage   Percent of
 Class         Beneficial Owner         Ownership       of Class   Voting Shares
 -----         ----------------         ---------       --------   -------------

Common     Brian Kawamura (1)           6,134,279        52.66%       52.66%
           175 West Jackson Street
           Chicago, Illinois 60604

Common     Wayne Freer                  1,476,559        12.68%       12.68%
           352 Sayre Road
           Bartlett, Illinois 60103

Common     Sigmund Eisenschenk          1,080,000         9.27%        9.27%
           175 West Jackson Blvd.
           Suite 1650
           Chicago, Illinois 60604

Common     Officers, Directors and      6,134,279        52.66%       52.66%
           Nominees as a Group:
           1 person

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(1) Sole Officer and Director of the Company

OTHER MATTERS

NO SOLICITATION OF VOTES

Under Section 228 of the DGCL, in lieu of a meeting, shareholder action may be taken by written consent of a majority of the outstanding shares necessary to authorize the transaction. The Company's Shareholders owning a total of 8,920,838 shares, or approximately 76.59% of the Company's outstanding shares, have signed the Written Consent. Therefore, other than those shareholders, no vote of any other shareholder of Highriver is required to authorize the corporate actions described in this Information Statement.

The Company is not required to solicit and is not soliciting votes or consents from any of its other shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors


/s/ Brian Kawamura
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Brian Kawamura, CEO

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